SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.


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                                    FORM 8-K

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                                 CURRENT REPORT

                          Pursuant to Section 13 of the
                       Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 16, 1998

                              THERMWOOD CORPORATION
             (Exact name of registrant as specified in its charter)

                                     INDIANA
                            (State of Incorporation)

         001-09401                                      351169185
(Commission File Number)                  (I.R.S. Employer Identification No.)

                              Old Buffaloville Road
                                  P.O. Box 436
                 47523           Dale, Indiana
               (Zip Code) (Address of principal executive offices)

       Registrant's telephone number, including area code: (812) 937-4476


                                Page 1 of 3 Pages

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Item 5.  Other Events.

         Thermwood Corporation (the "Corporation") announced today that the Board of Directors has determined not to proceed with the previously announced proposed amendment to its articles of incorporation which would effect a 1-for-37,000 reverse stock split of its Common Stock, without par value (the "Reverse Stock Split"). At a meeting held on August 17, 1998, the Board had authorized its officers to take steps to prepare for a 38,000-to-1 Reverse Stock Split in which shareholders cashed out in the split would receive $11.00 per share. This proposed transaction was subject to supplemental approval by the Board of Directors.

         On September 4, 1998, the Corporation filed a preliminary proxy statement and Schedule 13e-3 with the Securities and Exchange Commission relating to the Reverse Stock Split (and proposed a modified 37,000-to-1 exchange ratio). It also proceeded with steps to obtain financing for the transaction. The Corporation intended to borrow $15,000,000 to finance the Reverse Stock Split.

         The Corporation has been unable to obtain financing for the Reverse Stock Split on terms acceptable to it. As a result, the Corporation has decided not to proceed with the transaction at this time. The Corporation is considering other means of enabling its small shareholders to liquidate their shares, but has no specific plans for any future transactions at this time.


                                                     SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         THERMWOOD CORPORATION


                                         By:/s/ Kenneth J. Susnjara
                                         ---------------------------------------
                                                Kenneth J. Susnjara, President

Dated: October 16, 1998